Exhibit 99.1

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Delta Reports Financial and Operating Performance for July 2014

ATLANTA, Aug. 4, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for July 2014.

Consolidated passenger unit revenue (PRASM) for the month of July increased 3.0 percent year over year driven by continued strength in domestic markets.

Delta’s solid operating performance continued through July, with a monthly completion factor of 99.7 percent and an on-time arrival rate of 86.3 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
July consolidated PRASM change year over year	3.0%
Projected September quarter PRASM change year over year	2 – 4%
Projected September quarter fuel price per gallon, adjusted	$2.88 - $2.93
July mainline completion factor	99.7%
July on-time performance (preliminary DOT A14)	86.3%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s 50 Most Admired Companies, in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 334 destinations in 64 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis-St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans;  the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with war risk insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2013. Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Aug. 4, 2014, and which we have no current intention to update.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	July 2014	July 2013	Change		July 2014	July 2013	Change

RPMs (000):
Domestic	11,583,520	11,066,403	4.7%		69,841,287	66,832,315	4.5%
Delta Mainline	9,641,327	9,068,007	6.3%		57,311,583	54,079,326	6.0%
Regional	1,942,193	1,998,396	(2.8%)		12,529,704	12,752,989	(1.8%)
International	8,386,031	8,357,912	0.3%		48,063,036	46,451,168	3.5%
Latin America	1,723,246	1,505,110	14.5%		10,957,496	9,066,700	20.9%
Delta Mainline	1,690,228	1,489,728	13.5%		10,734,841	8,940,966	20.1%
Regional	33,018	15,382	114.7%		222,655	125,734	77.1%
Atlantic	4,418,828	4,591,063	(3.8%)		22,840,342	23,066,338	(1.0%)
Pacific	2,243,957	2,261,739	(0.8%)		14,265,198	14,318,130	(0.4%)
Total System	19,969,551	19,424,315	2.8%		117,904,323	113,283,483	4.1%

ASMs (000):
Domestic	13,073,494	12,863,751	1.6%		81,368,402	79,999,800	1.7%
Delta Mainline	10,723,560	10,371,842	3.4%		65,688,154	63,493,698	3.5%
Regional	2,349,933	2,491,909	(5.7%)		15,680,248	16,506,102	(5.0%)
International	9,750,168	9,464,177	3.0%		57,171,746	55,230,170	3.5%
Latin America	1,981,272	1,687,415	17.4%		13,075,329	10,823,010	20.8%
Delta Mainline	1,942,464	1,669,249	16.4%		12,781,734	10,658,963	19.9%
Regional	38,808	18,166	113.6%		293,596	164,047	79.0%
Atlantic	5,117,655	5,094,967	0.4%		27,139,441	27,447,426	(1.1%)
Pacific	2,651,241	2,681,795	(1.1%)		16,956,975	16,959,734	(0.0%)
Total System	22,823,662	22,327,928	2.2%		138,540,148	135,229,970	2.4%

Load Factor:
Domestic	88.6%	86.0%	2.6	pts	85.8%	83.5%	2.3	pts
Delta Mainline	89.9%	87.4%	2.5	pts	87.2%	85.2%	2.0	pts
Regional	82.6%	80.2%	2.4	pts	79.9%	77.3%	2.6	pts
International	86.0%	88.3%	(2.3)	pts	84.1%	84.1%	0.0	pts
Latin America	87.0%	89.2%	(2.2)	pts	83.8%	83.8%	0.0	pts
Delta Mainline	87.0%	89.2%	(2.2)	pts	84.0%	83.9%	0.1	pts
Regional	85.1%	84.7%	0.4	pts	75.8%	76.6%	(0.8)	pts
Atlantic	86.3%	90.1%	(3.8)	pts	84.2%	84.0%	0.2	pts
Pacific	84.6%	84.3%	0.3	pts	84.1%	84.4%	(0.3)	pts
Total System	87.5%	87.0%	0.5	pts	85.1%	83.8%	1.3	pts

Mainline Completion Factor	99.7%	99.5%	0.2	pts

Passengers Boarded	16,245,939	15,648,166	3.8%		99,500,955	95,785,439	3.9%

Cargo Ton Miles (000):	218,248	201,249	8.4%		1,346,159	1,339,592	0.5%

a Results include flights operated under contract carrier arrangements

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